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                                                                    EXHIBIT 99.1


[O'CHARLEY'S INC. LOGO]
NEWS RELEASE


CONTACT:
INVESTMENT COMMUNITY:
A. Chad Fitzhugh
Chief Financial Officer
(615) 782-8818


           O'CHARLEY'S INC. PROVIDES UPDATE ON SECOND QUARTER RESULTS

NASHVILLE, Tenn. (June 25, 2004) -- O'Charley's Inc. (NASDAQ/NM: CHUX), today announced that it expects to report same store sales and net earnings per share around the low end of its previously issued range of sales and net earnings guidance for the second fiscal quarter ending July 11, 2004. The Company had published a forecast of net earnings of $0.22 to $0.25 per diluted share and same store sales increases of 2% to 4% for O'Charley's and increases of 1% to 3% for Ninety Nine.

         Gregory L. Burns, Chairman and Chief Executive Officer of O'Charley's Inc., stated, "Similar to other operators in our industry, we experienced a slower pace of sales growth in May and early June than in the first fiscal quarter and the first few weeks of the second fiscal quarter. The lower sales levels during that four-week period necessitate a more conservative outlook at this point in the quarter. While commodity costs, particularly chicken, are coming in as projected, we along with many others are seeing no relief from these cost pressures. We will continue to closely monitor these trends."

         O'Charley's Inc. operates 215 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly-baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 91 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including the Company's expectations for the results of operations for the second fiscal quarter of 2004, may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to successfully implement sales building initiatives at the O'Charley's concept, increase operating margins and sustain increases in same store sales; the adverse impact of the Hepatitis A occurrence and the related litigation on the Company's results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the effect that increases in food, labor and other expenses, including those associated with the sales building initiatives, have on our results of operations; and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties


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            3038 SIDCO DRIVE - NASHVILLE, TN 37204 - (615) 256-8500
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CHUX Provides Second Quarter Update
Page 2
June 25, 2004


inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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